UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2020 (August 25, 2020)

1847 GOEDEKER INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39418	83-3713938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13850 Manchester Rd., Ballwin, MO	63011
(Address of principal executive offices)	(Zip Code)

888-768-1710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GOED	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 25, 2020, 1847 Goedeker Inc. (the “Company”) entered into a promissory note and security agreement (the “Loan Agreement”) with Arvest Bank (the “Lender”) for a loan in the principal amount of $3,500,000 (the “Loan”).

The Loan matures on August 25, 2025 and bears interest at 3.250% per annum; provided that, upon an event of default, the interest rate shall increase by 6% until paid in full. Pursuant to the terms of the Loan Agreement, the Company is required to make monthly payments of $63,352.85 beginning on September 25, 2020 and until the maturity date, at which time all unpaid principal and interest will be due. If a payment is more than 10 days late, the Company will be charged a late fee of 5% of the unpaid portion or $15, whichever is greater; provided that, the late fee shall not be greater than $50,000. The Company may prepay the Loan in full or in part at any time without penalty.

The Loan Agreement contains customary events of default, including, among others: (i) for failure to make a payment when due; (ii) upon the dissolution or insolvency of the Company, the appointment of a receiver or the assignment for the benefit of creditors by or on behalf of the Company, the voluntary or involuntary termination of existence by, or the commencement of, any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization or debtor relief law by or against the Company; (iii) upon the merger, dissolution, reorganization or termination of existence of the Company or if a majority owner dies or is declared legally incompetent; (iv) if, without the Lender’s consent, the Company merges into or consolidates with another entity, acquires substantially all of the assets of another entity, materially changes the legal structure, management, ownership or financial condition of the Company, or effects or enters into a domestication, conversion or interest exchange; (v) if the Company fails to perform any conditions or covenants of the Loan Agreement or a default occurs under any other debts or agreements with the Lender; (vi) if the Company makes any verbal or written statements or provides any financial information that is untrue or inaccurate, or conceals a material fact; (vii) if the Company fails to satisfy or appeal any judgment against it; (viii) if the Property (as defined below) is used in a manner or for a purpose that threatens confiscation by a legal authority or if the Lender determines in good faith that the value of the Property has declined or is impaired; (ix) if, without first notifying the Lender, the name of the Company is changed or there is a material change the business, including ownership, management or financial condition of the Company; (x) if the Company transfers all or a substantial part of its money or property; or (xi) if the Lender determines in good faith that a material adverse change has occurred in the Company’s financial condition from the conditions set forth in the Company’s most recent financial statements before the date of the Loan Agreement, or that the prospect for payment or performance of the Loan is impaired for any reason.

The Loan Agreement contains customary representations, warranties and affirmative and negative covenants for a loan of this type. The Loan is secured by all financial assets credited to the Company’s securities account held by Arvest Investments, Inc. (the “Property”). In connection with the foregoing, the Company also entered into a securities entitlement control agreement (the “Control Agreement”) with the Lender and Arvest Investments, Inc. to secure the Lender’s security interest in the Property.

The foregoing summary of the terms and conditions of the Loan Agreement and the Control Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibits 10.1 and 10.2, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On August 27, 2020, the Company issued a press release regarding the Loan, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Promissory Note and Security Agreement, dated August 25, 2020, by 1847 Goedeker Inc. in favor of Arvest Bank
10.2	Securities Entitlement Control Agreement, dated August 25, 2020, among Arvest Bank, 1847 Goedeker Inc. and Arvest Investments, Inc.
99.1	Press Release dated August 27, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2020	1847 GOEDEKER INC.

/s/ Douglas T. Moore
Name: Douglas T. Moore
Title: Chief Executive Officer

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